                                                                    EXHIBIT 10.2


================================================================================


                         AGREEMENT AND PLAN OF MERGER



                                 by and among


                            L & B FINANCIAL, INC.,
                             a Texas corporation,



                                      and


                       JEFFERSON SAVINGS BANCORP, INC.,
                            a Delaware corporation,



                                      and


                     JEFFERSON SAVINGS ACQUISITIONCO, INC.
                            a Missouri corporation



                           Dated September 25, 1996


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

ARTICLE ONE - TERMS OF THE MERGER & CLOSING................................    1

     Section 1.01.  The Merger.............................................    1
     Section 1.02.  Merging Corporation....................................    1
     Section 1.03.  Surviving Corporation..................................    1
     Section 1.04.  Effect of the Merger...................................    1
     Section 1.05.  Basic Merger Consideration; Conversion of Shares.......    1
     Section 1.06.  The Closing............................................    4
     Section 1.07.  Closing Date...........................................    4
     Section 1.08.  Exchange Procedures; Surrender of Certificates.........    4
     Section 1.09.  Actions At Closing.....................................    5

ARTICLE TWO - REPRESENTATIONS OF L & B.....................................    7

     Section 2.01.  Organization and Capital Stock.........................    7
     Section 2.02.  Authorizations; No Defaults............................    8
     Section 2.03.  Subsidiaries; Partnerships; Joint Ventures.............    9
     Section 2.04.  Financial Information..................................    9
     Section 2.05.  Absence of Changes.....................................    9
     Section 2.06.  Regulatory Enforcement Matters.........................   10
     Section 2.07.  Tax Matters............................................   10
     Section 2.08.  Litigation.............................................   10
     Section 2.09.  Employment Agreements..................................   10
     Section 2.10.  Reports................................................   10
     Section 2.11.  Investment Portfolio...................................   11
     Section 2.12.  Loan Portfolio.........................................   11
     Section 2.13.  Employee Matters and ERISA.............................   11
     Section 2.14.  Title to Properties; Insurance.........................   12
     Section 2.15.  Environmental Matters..................................   13
     Section 2.16.  Compliance with Law....................................   13
     Section 2.17.  Undisclosed Liabilities................................   14
     Section 2.18.  Brokerage..............................................   14
     Section 2.19.  Statements True and Correct............................   14

ARTICLE THREE - REPRESENTATIONS OF JEFFERSON AND ACQUISITIONCO.............   14

     Section 3.01.  Organization and Capital Stock.........................   14
     Section 3.02.  Authorizations; No Defaults............................   15
     Section 3.03.  Subsidiaries...........................................   15
     Section 3.04.  Financial Information..................................   16
     Section 3.05.  Absence of Changes.....................................   16

     Section 3.06.  Litigation.............................................   16
     Section 3.07.  Reports................................................   16
     Section 3.08.  Compliance With Law....................................   16
     Section 3.09.  Statements True and Correct............................   16
     Section 3.10.  Brokerage..............................................   17
     Section 3.11.  Regulatory Enforcement Matters.........................   17
     Section 3.12.  Tax Matters............................................   17
     Section 3.13.  Undisclosed Liabilities................................   17
     Section 3.14.  Current Public Information.............................   17

ARTICLE FOUR - AGREEMENTS OF L & B.........................................   18

     Section 4.01.  Business in Ordinary Course............................   18
     Section 4.02.  Breaches...............................................   21
     Section 4.03.  Submission to Shareholders.............................   21
     Section 4.04.  Consents to Contracts and Leases.......................   21
     Section 4.05.  Merger Expenses and Related Matters....................   21
     Section 4.06.  Conforming Accounting and Reserve Policies.............   22
     Section 4.07.  Consummation of Agreement..............................   22
     Section 4.08.  Environmental Reports..................................   22
     Section 4.09.  Restriction on Resales.................................   23
     Section 4.10.  Access to Information..................................   23
     Section 4.11.  Subsidiary Merger......................................   24
     Section 4.12.  Termination of Deferred Compensation Agreements........   24
     Section 4.13.  Main Office Parking Lot and Mt. Vernon Branch..........   24

ARTICLE FIVE - AGREEMENTS OF JEFFERSON AND ACQUISITIONCO...................   24

     Section 5.01.  Regulatory Approvals and Registration Statement........   24
     Section 5.02.  Breaches...............................................   25
     Section 5.03.  Consummation of Agreement..............................   25
     Section 5.04.  Employee Benefits......................................   25
     Section 5.05.  Directors and Officers' Liability Insurance and
                     Indemnification.......................................   26
     Section 5.06.  Access to Information..................................   27

ARTICLE SIX - CONDITIONS PRECEDENT TO THE MERGER...........................   27

     Section 6.01.  Conditions to Jefferson's and AcquisitionCo'
                     Obligations...........................................   27
     Section 6.02.  Conditions to L & B's Obligations......................   28

ARTICLE SEVEN - TERMINATION OR ABANDONMENT.................................   29

     Section 7.01.  Mutual Agreement.......................................   29
     Section 7.02.  Material Breach........................................   29
     Section 7.03.  Environmental Reports..................................   30

     Section 7.04.  Failure of Conditions..................................   30
     Section 7.05.  Regulatory Approval Denial.............................   30
     Section 7.06.  Shareholder Approval Denial............................   30
     Section 7.07.  Regulatory Enforcement Matters.........................   30
     Section 7.08.  Share Component Fluctuation............................   30
     Section 7.09.  Other Termination......................................   30
     Section 7.10.  Termination Fee........................................   31

ARTICLE EIGHT - GENERAL....................................................   32

     Section 8.01.  Confidential Information...............................   32
     Section 8.02.  Return of Documents....................................   32
     Section 8.03.  Publicity..............................................   32
     Section 8.04.  Notices................................................   32
     Section 8.05.  Liabilities............................................   33
     Section 8.06.  Expenses...............................................   33
     Section 8.07.  Nonsurvival of Representations, Warranties and
                     Agreements............................................   34
     Section 8.08.  Entire Agreement.......................................   34
     Section 8.09.  Headings and Captions..................................   34
     Section 8.10.  Waiver, Amendment or Modification......................   34
     Section 8.11.  Rules of Construction..................................   34
     Section 8.12.  Counterparts...........................................   34
     Section 8.13.  Successors and Assigns.................................   34
     Section 8.14.  Governing Law; Assignment..............................   34
     Section 8.15.  Employment Agreement...................................   35
     Section 8.16.  Time...................................................   35
     Section 8.17.  Status of Employee Benefit Plans.......................   35

EXHIBIT 1.09(a)(x)   -  L & B's Legal Opinion Matters
EXHIBIT 1.09(b)(vi)  -  Jefferson's Legal Opinion Matters
EXHIBIT 4.09         -  Affiliates Agreements
EXHIBIT 8.01         -  Confidentiality Agreement
EXHIBIT 8.15         -  Form of C. Glynn Lowe Employment Agreement

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


   This is an AGREEMENT AND PLAN OF MERGER (this "Agreement") made September 25, 1996, by and among L & B FINANCIAL, INC., a Texas corporation ("L & B"), JEFFERSON SAVINGS BANCORP, INC., a Delaware corporation ("Jefferson"), and JEFFERSON SAVINGS ACQUISITIONCO, INC., a Missouri corporation and wholly owned subsidiary of Jefferson ("AcquisitionCo").

   In consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties hereto agree as follows.


                                  ARTICLE ONE
                                  -----------

                         TERMS OF THE MERGER & CLOSING
                         -----------------------------

     SECTION 1.01.  THE MERGER.  Pursuant to the terms and provisions of this
     ------------   ----------
Agreement, the General and Business Corporation Law of Missouri (the "Missouri Corporate Law") and the Texas Business Corporation Act (the "Texas Corporate Law") (together, the "Corporate Law"), L & B shall merge with and into AcquisitionCo (the "Merger").

     SECTION 1.02.  MERGING CORPORATION.  L & B shall be the merging corporation
     ------------   -------------------
under the Merger and the corporate identity and existence of L & B, separate and apart from AcquisitionCo, shall cease upon consummation of the Merger.

     SECTION 1.03.  SURVIVING CORPORATION.  AcquisitionCo shall be the surviving
     ------------   ---------------------
corporation in the Merger. No changes in the articles of incorporation or bylaws of AcquisitionCo shall be effected by the Merger. The directors and officers of AcquisitionCo shall continue to serve in such capacities as the directors and officers of the surviving corporation.

     SECTION 1.04.  EFFECT OF THE MERGER.  The Merger shall have all of the
     ------------   --------------------
effects provided by this Agreement and the Corporate Law.

     SECTION 1.05.  BASIC MERGER CONSIDERATION; CONVERSION OF SHARES.
     ------------   ------------------------------------------------

   (a) At the Effective Time (as defined in Section 1.07 hereof), the shares of common stock, par value $0.01 per share, of L & B (the "L & B Common") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive a combination, in the proportion described in Section 1.05(b) hereof, of cash and common stock, par value $0.01 per share, of Jefferson (the "Jefferson Common") having an aggregate value equal to the sum of
(A) plus (B), where (A) is the product of (i) $18.50 multiplied by (ii) the number of Issued and Outstanding L & B Shares (as hereinafter defined) as of the Effective Time, and (B) is an amount equal to (i) L & B's consolidated earnings for the period commencing April 1, 1996 and extending through and including the last day of the calendar month next preceding the calendar month in which the Effective Time occurs (the "Earnings Period"), less (ii) the aggregate amount of any cash dividends paid and/or declared on the L & B Common during the Earnings Period (such aggregate amount of cash and Jefferson Common to be received in connection with the Merger is hereinafter referred to as the "Basic Merger Consideration"). L & B's consolidated earnings during the Earnings Period shall be determined initially by the accounting firm of Oakerson, Arnold, Walker & Co. in accordance with generally accepted accounting principles ("GAAP"), consistently applied, which determination of such consolidated earnings shall be subject to verification by KPMG Peat Marwick LLP, or such other accounting firm as Jefferson shall designate. As used herein, "Issued and Outstanding L & B Shares" shall mean the number of shares of L & B Common issued and outstanding immediately prior to the Effective Time, other than shares of L & B Common held for the Sulphur Springs Loan and Building Association Recognition and Retention Plan and Trust Agreement (the "L & B Retention Plan"). Each share of Issued and Outstanding L & B Shares, other than shares any holders of which have duly exercised their dissenters' rights under the Texas Corporate Law, shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive the quotient of (A) divided by (B), where (A) equals the Basic Merger Consideration and (B) equals the number of Issued and Outstanding L & B Shares (such quotient is hereinafter defined as the "Per Share Basic Merger Consideration").

   (b) One half of the aggregate value of the Basic Merger Consideration shall be payable in cash (the "Cash Component") and one half of the aggregate value of the Basic Merger Consideration shall be payable in shares of Jefferson Common (the "Stock Component"). The number of shares of Jefferson Common constituting the Stock Component shall equal the quotient of (A) divided by (B), where (A) equals one-half of the aggregate value of the Basic Merger Consideration and (B) equals the average per share closing price of Jefferson Common, as reported on The Nasdaq Stock Market's National Market, ("Nasdaq") for the 20 business days immediately preceding the 5th calendar day prior to the Effective Time, but which such average shall not be more than $33.60 per share and not less than $20.00 per share (the "Jefferson Average Price"). No fractional shares of Jefferson Common shall be issued in connection with the Merger and, in lieu thereof, holders of shares of L & B Common who would otherwise be entitled to a fractional share interest in Jefferson Common (after taking into account all shares of L & B Common held by such holder) shall be paid an amount in cash equal to the product of such fractional share interest and the closing price of a share of Jefferson Common on the Nasdaq on the business day immediately preceding the date on which the Effective Time occurs. Notwithstanding the foregoing, the number of whole shares of Jefferson Common to be issued pursuant to this Section 1.05, including shares of Jefferson Common issued pursuant to subsections (c) and (d) of this Section 1.05, will be increased, as necessary, and the amount of cash payable to such persons will be decreased, as necessary, such that the aggregate value of such shares of Jefferson Common, determined as of the Closing Date, will be not less than 50% of the aggregate consideration paid pursuant to this Section 1.05.

   (c) At the Effective Time, each person who would otherwise have been entitled to receive, but for the Merger, shares of L & B Common by reason of awards that have been or would have been made as of February 28, 1997 under the L & B Retention Plan shall be entitled to receive, in addition to the Per Share Basic Merger Consideration for shares of L & B Common held by such person and any amounts payable to such person pursuant to subsection (d) of this Section 1.05, if any, an amount equal to the product of (A) multiplied by (B), where (A) is the number of shares of L & B Common to which such person is or would have been entitled as of February 28, 1997 under or by reason of the L & B Retention Plan, without regard to whether or not such shares have been awarded or earned, and
(B) is an amount equal to the Per Share Basic Merger Consideration; provided, however, that, assuming a Per Share Basic Merger Consideration of $18.80, the aggregate amount payable under this Section 1.05(c) shall not exceed $667,400. The amount payable to each person pursuant to this Section 1.05(c) shall be paid one-half in cash and one-half in shares of Jefferson Common in the same manner that the Basic Merger Consideration is payable pursuant to Section 1.05(b).

   (d) At the Effective Time, each person for whom options to purchase shares of L & B Common have been or would have been granted as of February 28, 1997 under the Sulphur Springs Loan and Building Association 1995 Stock Option Plan adopted by L & B (the "Option Plan"), shall be entitled to receive, in addition to the Per Share Basic Merger Consideration for shares of L & B Common held by such person and any amounts payable to such person pursuant to subsection (c) of this
Section 1.05, if any, an amount equal to the product of (A) multiplied by (B), where (A) is the number of shares of L & B Common issuable upon the exercise of unexercised stock options which have been or would have been granted to such person as of February 28, 1997 (such options being identified in Section 2.13(c) of the Disclosure Schedule), under the Option Plan, without regard to whether such options have been granted or have become vested or exercisable, and (B) is the difference obtained by subtracting (i) the per share exercise price for such option(s) from (ii) an amount equal to the Per Share Basic Merger Consideration; provided, however, that, assuming a Per Share Basic Merger Consideration of $18.80, the aggregate amount payable under this Section 1.05(d) shall not exceed $1,270,000. For purposes of this Agreement, the exercise price for options which would have been granted in 1997 shall be deemed to be $10.50. The amount payable to each person under this Section 1.05(d) shall be paid one-half in cash and one-half in shares of Jefferson Common in the same manner that the Basic Merger Consideration is payable pursuant to Section 1.05(b).

   (e) Upon the Effective Time, all of the shares of L & B Common, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of L & B Common (the "Certificate" or "Certificates") shall thereafter cease to have any rights with respect to such shares, except (i) the right of such holders to receive, without interest, the Per Share Basic Merger Consideration upon the surrender of such Certificate or Certificates in accordance with Section 1.08 hereof, or (ii) the right provided under Section 1.05(i), as applicable.

   (f) At the Effective Time, each share of L & B Common, if any, held in the treasury of L & B or by any direct or indirect subsidiary of L & B (other than shares held in trust accounts for the benefit of others or in other fiduciary, nominee or similar capacities) immediately prior to the Effective Time shall be canceled and retired and shall cease to exist.

   (g) Each share of common stock, par value $1.00 per share, of AcquisitionCo ("AcquisitionCo Common") outstanding immediately prior to the Effective Time shall remain outstanding and shall be unaffected by the Merger.

   (h) If, between the date hereof and the Effective Time, a share of Jefferson Common shall be changed into a different number of shares of Jefferson Common or a different class of shares by reason of reclassification, recapitalization, splitup, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of Jefferson Common constituting the Stock Component of the Basic Merger Consideration into which a share of L & B Common will be converted pursuant to this Section 1.05, and the number of shares of Jefferson Common payable under subsections (c) and (d) of this Section 1.05, will be appropriately and proportionately adjusted so that each shareholder of L & B, and each person entitled to payment under subsections (c) and (d) of this Section 1.05, shall be entitled to receive such fraction of a share or such number of shares of Jefferson Common as such shareholder and such person would have received pursuant to such reclassification, recapitalization, splitup, exchange of shares or readjustment or as a result of such stock dividend had the record date therefor been immediately following the Effective Time of the Merger.

   (i) If holders of L & B Common dissent from this Agreement and the Merger in accordance with the Texas Corporate Law, any issued and outstanding shares of L & B Common held by any dissenting holder shall not be converted as described in this Section 1.05 but from and after the Effective Time shall represent only the right to receive such consideration as may be determined to be due to such dissenting holder pursuant to the Texas Corporate Law; provided, however, that each share of L & B Common outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, either withdraw his or her demand for appraisal or lose his or her right to dissent shall have only such rights as are provided under the Texas Corporate Law.

     SECTION 1.06.  THE CLOSING.  The closing of the Merger (the "Closing")
     ------------   -----------
shall take place at the main offices of Jefferson, or at such other location as the parties may agree, at 10:00 A.M. Central Time on the Closing Date described in Section 1.07 of this Agreement.

     SECTION 1.07.  CLOSING DATE.  The Closing shall take place on the first
     ------------   ------------
business day of the month following the month during which each of the conditions in Sections 6.01 and 6.02 hereof is satisfied or waived by the appropriate party, or as soon thereafter as practicable, or on such other date after such satisfaction or waiver as Jefferson and L & B may agree (the "Closing Date"). The Merger shall be effective upon the filing of Articles of Merger with the Secretary of State of the State of Missouri and the Secretary of State of the State of Texas (the "Effective Time"), which the parties shall use their best efforts to cause to occur on the Closing Date.

     SECTION 1.08.  EXCHANGE PROCEDURES; SURRENDER OF CERTIFICATES.
     ------------   ----------------------------------------------

   (a) Boatmen's Trust Company, St. Louis, Missouri, shall act as Exchange Agent in the Merger (the "Exchange Agent"). At or prior to the Closing, Jefferson shall deliver, or cause to be delivered, to the Exchange Agent (i) cash in an amount sufficient for payment of the Cash Component plus the amounts payable in cash under subsections (c) and (d) of Sections 1.05 and (ii) certificates for Jefferson Common sufficient for payment of the Stock Component plus the amounts payable in shares of Jefferson Common under subsections (c) and (d) of Section
1.05. Cash and certificates delivered by Jefferson to the Exchange Agent shall be held in trust for payment and delivery in accordance with this Section 1.08.

   (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail or cause to be delivered (as the Exchange Agent may determine) to each record holder of any Certificate or Certificates whose shares were converted into the right to receive the Per Share Basic Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Jefferson may reasonably specify) (each such letter, the "Merger Letter of Transmittal") and instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Basic Merger Consideration. Upon surrender to the Exchange Agent of a Certificate, together with a Merger Letter of Transmittal duly executed and any other documents as may be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor solely the Per Share Basic Merger Consideration. No interest on the Per Share Basic Merger Consideration issuable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates. If the Per Share Basic Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any required transfer or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

   (c) At any time following six months after the Effective Time, Jefferson shall be entitled to terminate the Exchange Agent relationship, and thereafter holders of Certificates shall be entitled to look only to Jefferson (subject to abandoned property, escheat or other similar laws) with respect to the Per Share Basic Merger Consideration issuable upon surrender of their Certificates.

   (d) No dividends that are otherwise payable on shares of Jefferson Common constituting the Stock Component of the Basic Merger Consideration shall be paid to persons entitled to receive such shares of Jefferson Common until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the shares of Jefferson Common shall be issued any dividends which may have become payable with respect to such shares of Jefferson Common (without interest and less the amount of taxes, if any, which may have been imposed thereon), between the Effective Time and the time of such surrender.

   (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Jefferson, the posting by such person of a bond in such amount as Jefferson may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, the Per Share Basic Merger Consideration deliverable in respect thereof pursuant to this Agreement.

   (f) Promptly after the Effective Time, Jefferson shall deliver to the Exchange Agent written instructions, dated as of the Closing Date and approved by L & B, directing the Exchange Agent to mail or deliver (as the Exchange Agent may determine) to the persons shown on such instructions the cash and shares of Jefferson Common to which they are, respectively, entitled to receive pursuant to subsections (c) and (d) of Section 1.05 of this Agreement.

     SECTION 1.09.  ACTIONS AT CLOSING.
     ------------   ------------------

   (a) At the Closing, L & B shall deliver or cause to be delivered to Jefferson and AcquisitionCo:

         (i) a certified copy of the articles of incorporation of L & B and a certified copy of the articles of incorporation, charter or articles of association of each direct and indirect subsidiary of L & B, including Loan & Building State Savings Bank (formerly Sulphur Springs Loan and Building Association), a Texas savings bank and wholly owned subsidiary of L & B (the "Savings Bank");

         (ii) a Certificate or Certificates signed by an appropriate officer of L & B stating that (A) each of the representations and warranties contained in Article Two hereof is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing (except as may otherwise be specifically identified in such Certificate or Certificates), (B) all of the conditions set forth in Sections 6.01(b) and 6.01(d) (but, with respect to the latter section, only to approvals which L & B and/or its subsidiaries are required by law to obtain) have been satisfied or waived as provided therein and (C) this Agreement has been approved by the requisite vote of L & B shareholders in accordance with the Texas Corporate Law and L & B's articles of incorporation and bylaws;

         (iii) a certified copy of the resolutions of L & B's Board of Directors and shareholders, as required for valid approval of the execution of this Agreement and the consummation of the Merger and any other transactions contemplated hereby;

         (iv) a certified list of the shareholders of L & B dated as of the Closing Date;

         (v) a certified list of the persons participating or entitled to participate in the L & B Retention Plan, the Option Plan and the Sulphur Springs Loan and Building Association Employee Stock Ownership Plan (the "ESOP"), dated as of the Closing Date, setting forth the respective allocations, grants and/or awards thereunder, as the case may be, of each such person;

         (vi) a certified list of dissenting holders of L & B Common, if any, dated as of the Closing Date;

         (vii) a Certificate of the Texas Secretary of State, dated a recent date, stating that L & B is in existence;

         (viii) a Certificate of the Texas Comptroller of Public Accounts, dated a recent date, stating that L & B is in good standing;

         (ix) Certificates issued by the T.S.L.D., dated a recent date, as to the good standing and/or existence of the Savings Bank, and issued by the F.D.I.C., dated a recent date, as to the insured status of the deposits of the Savings Bank;

         (x) a legal opinion of counsel for L & B, in form reasonably acceptable to Jefferson's counsel, opining with respect to the matters listed on Exhibit 1.09(a)(x) attached hereto;

         (xi) an original copy of the employment agreement between Jefferson and
   C. Glynn Lowe, substantially in the form of Exhibit 8.15 attached hereto, duly executed by C. Glynn Lowe; and

         (xii) resignations of present trustees or other fiduciaries under the Employee Plans identified in Section 2.13(c) of the Disclosure Schedule.

   (b) At the Closing, Jefferson and/or AcquisitionCo, as the case may be, shall deliver or cause to be delivered to L & B:

         (i) a Certificate or Certificates signed by an appropriate officer of Jefferson and AcquisitionCo, as the case may be, stating that (A) each of the representations and warranties contained in Article Three hereof made by Jefferson and/or AcquisitionCo, as the case may be, is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made by the respective party at Closing, and (B) all of the conditions set forth in Sections 6.02(b) and 6.02(d) (but only with respect to approvals other than by L & B's shareholders) have been satisfied or waived as provided therein;

         (ii) a certified copy of the resolutions of Jefferson's Board of Directors authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby;

         (iii) a certified copy of the resolutions of AcquisitionCo's Board of Directors and sole shareholder, as required for valid approval of the execution of this Agreement and the consummation of the transactions contemplated hereby;

         (iv) Certificate of the Delaware Secretary of State, dated a recent date, stating that Jefferson is in good standing;

         (v) Certificate of the Missouri Secretary of State, dated a recent date, stating that AcquisitionCo is in good standing;

         (vi) a legal opinion of counsel for Jefferson, in form reasonably acceptable to L & B's counsel, opining with respect to the matters listed on
   Exhibit 1.09(b)(vi) attached hereto;

         (vii) an original copy of the employment agreement between Jefferson and C. Glynn Lowe, substantially in the form of Exhibit 8.15 attached hereto, duly executed on behalf of Jefferson;

         (viii) evidence acknowledging receipt by the Exchange Agent of the cash and certificates for Jefferson Common delivered by Jefferson to the Exchange Agent pursuant to Section 1.08 hereof; and

         (ix) appropriate appointments or designations of successor trustees or other fiduciaries under the Employee Plans identified in Section 2.13(c) of the Disclosure Schedule, together with the written acceptance of appointment or designation executed by each such successor trustee or other fiduciary so appointed or designated.


                                  ARTICLE TWO
                                  -----------

                            REPRESENTATIONS OF L & B
                            ------------------------

  L & B hereby makes the following representations and warranties:

    SECTION 2.01.  ORGANIZATION AND CAPITAL STOCK.
    ------------   ------------------------------

   (a) L & B is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas with full corporate power and authority to own all of its properties and assets, to incur all of its liabilities and to carry on its business as presently conducted. L & B is a savings and loan holding company registered with the Office of Thrift Supervision (the "O.T.S.") under the Home Owners' Loan Act.

   (b) The authorized capital stock of L & B consists of (i) 25,000,000 shares of L & B Common, of which, as of the date hereof, 1,584,125 shares are issued and outstanding and 83,375 shares are held as treasury stock, and (ii) 5,000,000 shares of preferred stock, no par value per share, of which, as of the date hereof, no shares have been issued. All of the issued and outstanding shares of L & B Common are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of L & B Common has been issued in violation of any preemptive rights of the current or past shareholders of L &
B. As of the date hereof, L & B has reserved 166,750 shares of L & B Common for issuance under the Option Plan, had outstanding employee stock options representing the right to acquire 150,498 shares of L & B Common pursuant to the Option Plan, and options to acquire an additional 4,015 shares of L & B Common may be granted from the date hereof through February 28, 1997. As of the date hereof, 40,000 shares of L & B Common are owned by the trust created under the L & B Retention Plan and are held by such trust for awards under the L & B Retention Plan, 34,350 of such shares of L & B Common have been awarded and allocated to participants pursuant to the L & B Retention Plan and awards for an additional 1,150 shares of L & B Common may be made and allocated to participants from the date hereof through February 28, 1997. As of the date hereof, 100,050 shares of L & B Common have been acquired and are held by the ESOP, of which (i) 14,723.800 shares have been allocated to ESOP participants,
(ii) 7,138.345 shares have been released from the lien placed on such shares pursuant to that Pledge Agreement, dated January 22, 1996, between L & B and the ESOP (the "Pledge Agreement") and are available for allocation to ESOP participants, and (iii) 78,187.855 shares remain unreleased under the Pledge Agreement.

   (c) Except as set forth in subsection 2.01(b) above, there are no shares of capital stock or other equity securities of L & B issued or outstanding and there are no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of L & B Common or other capital stock of L & B or contracts, commitments, understandings or arrangements by which L & B is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Except as disclosed in Section 2.01 of that certain confidential writing delivered by L & B to Jefferson and AcquisitionCo and executed by each of L & B, Jefferson and AcquisitionCo concurrently with the delivery and execution of this Agreement (the "Disclosure Schedule"), each Certificate representing shares of L & B Common issued by L & B in replacement of any Certificate theretofore issued by it which was claimed by the record holder thereof to have been lost, stolen or destroyed was issued by L & B only upon receipt of an affidavit of lost stock certificate and indemnity agreement of such shareholder indemnifying L & B against any claim that may be made against it on account of the alleged loss, theft or destruction of any such Certificate or the issuance of such replacement Certificate.

    SECTION 2.02.  AUTHORIZATIONS; NO DEFAULTS.  L & B's Board of Directors has,
    ------------   ---------------------------
by all appropriate action, approved this Agreement, the Merger and any other transactions contemplated hereby and autho rized the execution hereof on its behalf by its duly authorized officers and, subject to the approval of this

Agreement by the shareholders of L & B and to receipt of all required regulatory approvals, the performance by L & B of its obligations hereunder. Except as set forth in Section 2.02 of the Disclosure Schedule, nothing in the articles of incorporation or bylaws of L & B, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which it or any of its subsidiaries are bound or subject would prohibit or inhibit L & B from consummating this Agreement, the Merger or any other transactions contemplated hereby on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by L & B and constitutes a legal, valid and binding obligation of L & B, enforceable against L & B in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other laws affecting creditor's rights generally or the rights of creditors of savings institutions, the accounts of which savings institutions are insured by the Savings Association Insurance Fund of the F.D.I.C., or laws relating to the safety and soundness of insured financial institutions and by judicial discretion in applying principles of equity). L & B and its subsidiaries are neither in default under nor in violation of any provision of their respective articles of incorporation or association, charters, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement which is material to L & B and its subsidiaries taken as a whole.

    SECTION 2.03.  SUBSIDIARIES; PARTNERSHIPS; JOINT VENTURES.  Each of L & B's
    ------------   ------------------------------------------
direct and indirect subsidiaries, including the Savings Bank (collectively, the "subsidiaries"), the name and jurisdiction of incorporation or organization of each of which is set forth in Section 2.03 of the Disclosure Schedule, are duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation or organization and have the corporate or other power to own their respective properties and assets, to incur their respective liabilities and to carry on their respective business as presently con ducted. The number of issued and outstanding shares of capital stock of each such subsidiary, including the Savings Bank, is set forth in Section 2.03 of the Disclosure Schedule, all of which shares (except as may be otherwise there expressly disclosed) are owned by L & B or L & B's subsidiaries, as the case may be and as therein disclosed, free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever, except as otherwise may be expressly disclosed in Section 2.03 of the Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of any of L & B's subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of L & B's subsidiaries, nor does any such subsidiary have any obligation of any nature with respect to its unissued shares of stock. Except as may be disclosed in
Section 2.03 of the Disclosure Schedule, neither L & B nor any of L & B's subsidiaries is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

    SECTION 2.04.  FINANCIAL INFORMATION.  The audited consolidated balance
    ------------   ---------------------
sheets of L & B (which shall include balance sheet information for Sulphur Springs Loan and Building Association for periods before the formation of L & B) as of June 30, 1995 and 1994 and the related consolidated income statements and statements of changes in shareholders' equity and cash flows for the three (3) years ended June 30, 1995, together with the notes thereto, and the unaudited balance sheets of L & B as of December 31, 1995 and related unaudited income statements and statements of changes in shareholders' equity and cash flows for the nine (9) months then ended, and the year-end and quarterly Reports of Condition and Report of Income of the Savings Bank for 1995 and March 31, 1996, respectively, as currently on file with the Federal Deposit Insurance Corporation (the "F.D.I.C.") and the O.T.S. (together, the "L & B Financial Statements"), have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented (except as may be disclosed therein and except for regulatory reporting differences required by the Savings Bank's reports), and fairly present in all material respects the financial position and the results of operations, changes in shareholders' equity and cash flows of the entities therein described as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

    SECTION 2.05.  ABSENCE OF CHANGES.  Since June 30, 1995, there has not been
    ------------   ------------------
any material adverse change in the financial condition, the results of operations or the business or prospects of L & B or any of its subsidiaries, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the L & B Financial Statements not misleading. Since the date of the most recent T.S.L.D. and F.D.I.C. examination report regarding the Savings Bank, there has been no material adverse change in the financial condition, the results of operations or the business or prospects of the Savings Bank. Notwithstanding the foregoing, any actions taken or changes made by L & B or any of its subsidiaries, including the Savings Bank, pursuant to Section 4.05 hereof shall not, individually or in the aggregate, be deemed to be a material adverse change in the financial condition, the results of operations or the business or prospects of L & B and its subsidiaries taken as a whole.

    SECTION 2.06.  REGULATORY ENFORCEMENT MATTERS.  Except as may be disclosed
    ------------   ------------------------------
in Section 2.06 of the Disclosure Schedule, neither L & B nor any of its subsidiaries is subject to, and has not received any notice or advice that any of them may become subject to, any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of thrifts or thrift holding companies or engaged in the insurance of bank or thrift deposits or any other governmental agency having supervisory or regulatory authority with respect to L & B or any of its subsidiaries.

    SECTION 2.07.  TAX MATTERS.  Except as may be disclosed in Section 2.07 of
    ------------   -----------
the Disclosure Schedule, L & B and its subsidiaries have filed all federal, state and local tax returns due in respect of any of their businesses or properties in a timely fashion and have paid or made provision, as reflected on the L & B Financial Statements, for all amounts due shown on such returns. All such returns fairly reflect the information required to be presented therein. All provisions for accrued but unpaid taxes contained in the L & B Financial Statements were made in accordance with GAAP applied on a consistent basis and in the aggregate do not materially fail to provide for potential tax liabilities.

    SECTION 2.08.  LITIGATION.  Except as may be disclosed in Section 2.08 of
    ------------   ----------
the Disclosure Schedule, there is no litigation, claim or other proceeding pending or, to the knowledge of L & B, threatened, against L & B or any of its subsidiaries, or of which the property of L & B or any of its subsidiaries is or would be subject.

    SECTION 2.09.  EMPLOYMENT AGREEMENTS.  Except as may be disclosed in Section
    ------------   ---------------------
2.09 of the Disclosure Schedule, neither L & B nor any of its subsidiaries is a party to or bound by any contract for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent, consultant or other person or entity which, by its terms, is not terminable by L & B or such subsidiary on thirty (30) days written notice or less without the payment of any amount by reason of such termination. A true, accurate and complete copy of each such agreement and any and all amendments or supplements thereto is included as an exhibit to Section 2.09 of the Disclosure Schedule.

    SECTION 2.10.  REPORTS.  Except as may be disclosed in Section 2.10 of the
    ------------   -------
Disclosure Schedule, L & B and each of its subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that they were required to file with (i) the O.T.S., (ii) the F.D.I.C.,
(iii) any and all applicable state securities, banking or thrift authorities, including the Texas Savings and Loan Department (the "T.S.L.D."), and (iv) any other governmental authority with jurisdiction over L & B or any of its subsidiaries. As of their respective dates, each of such reports and documents, including any financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    SECTION 2.11.  INVESTMENT PORTFOLIO.  Except as may be disclosed in Section
    ------------   --------------------
2.11 of the Disclosure Schedule, all United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States and political subdivisions of the United States and other investment securities held by L & B, as reflected in the latest balance sheet of L & B included in the L & B Financial Statements, are carried in the aggregate at no more than cost adjusted for amortization of premiums and accretion of discounts, except as otherwise required by FASB 115.

    SECTION 2.12.  LOAN PORTFOLIO.  Except as may be disclosed in Section 2.12
    ------------   --------------
of the Disclosure Schedule, (i) all loans and discounts shown on the L & B Financial Statements or which were entered into after the date of the most recent balance sheet included in the L & B Financial Statements, were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of L & B and its subsidiaries, in accordance in all material respects with sound banking practices, and are not subject to any material known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be, in all material respects, to the knowledge of L & B, enforceable, valid, true and genuine and what they purport to be; and (iii) L & B and its subsidiaries have complied and will prior to the Closing Date comply with all laws and regulations relating to such loans or, to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any such loan.

    SECTION 2.13.  EMPLOYEE MATTERS AND ERISA.
    ------------   --------------------------

   (a) Except as may be disclosed in Section 2.13(a) of the Disclosure Schedule, neither L & B nor any of its subsidiaries has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of L & B or any of its subsidiaries and to the knowledge of L & B there is no present effort nor existing proposal to attempt to unionize any group of employees of L & B or any of its subsidiaries.

   (b) Except as may be disclosed in Section 2.13(b) of the Disclosure Schedule,
(i) L & B and its subsidiaries are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and neither L & B nor any of its subsidiaries is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against L & B or any of its subsidiaries pending or, to the knowledge of L & B, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of L & B, threatened against or directly affecting L & B or any of its subsidiaries; and (iv) neither L & B nor any of its subsidiaries has experienced any material work stoppage or other material labor difficulty during the past five years.

   (c) Except as may be disclosed in Section 2.13(c) of the Disclosure Schedule, neither L & B nor any of its subsidiaries maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees of L & B or of its subsidiaries (the "Employee Plans"). No present or former employee of L & B or any of its subsidiaries has been or is expected to be charged with breaching and has not breached a fiduciary duty under any of the Employee Plans. Neither L & B nor any of its subsidiaries participates in, nor has it in the past five years participated in, nor has it any present or future obligation or liability under, any multiemployer plan (as defined at Section 3(37) of ERISA). Except as may be separately disclosed in Section 2.13(c) of the Disclosure Schedule, neither L & B nor any of its subsidiaries maintains, contributes to, or participates in, any plan that provides health, major medical, disability or life insurance benefits to former employees of L & B or any of its subsidiaries.

   (d) Except as may be disclosed in Section 2.13(d) of the Disclosure Schedule,
(i) neither L & B nor any of its subsidiaries maintains, nor have any of them maintained for the past ten years, any Employee Plans subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation; (iii) no claim is pending, and neither L & B nor any of its subsidiaries has received notice of any threatened or imminent claim with respect to any Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which L & B or any of its subsidiaries would be liable after June 30, 1996, except as are reflected on the L & B Financial Statements; (iv) after June 30, 1996, L & B and its subsidiaries have no liability for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any Employee Plan; and (v) all Employee Plans have in all material respects been operated, administered and maintained in accordance with the terms thereof and in compliance with the requirements of all applicable laws, including, without limitation, ERISA and the Code.

   (e) Except as may be disclosed in Section 2.13(e) of the Disclosure Schedule, each benefit plan maintained by L & B and/or its subsidiaries for the benefit of their respective directors, officers and employees (including, but not limited to, defined contribution or savings plans and deferred compensation plans) is, to the extent required under Section 412 of the Code or Section 302 of ERISA, fully funded, except for any amounts withheld from the compensation of any employee pursuant to a salary reduction agreement or other contribution agreement under a plan, including but not limited to a plan intended to be qualified under Section 401(k) or Section 125 of the Code, which are not yet required actually to be contributed or otherwise applied to such plan pursuant to Section 3 of ERISA and Section 2510.3-102(a) of the Regulations issued by the Secretary of Labor. Except with respect to the vested rights of participants in any such plan, or as may be disclosed in Section 2.13(e) of the Disclosure Schedule, the assets of each such plan are unencumbered.

    SECTION 2.14.  TITLE TO PROPERTIES; INSURANCE.  Except as may be disclosed
    ------------   ------------------------------
in Section 2.14 of the Disclosure Schedule, (i) L & B and its subsidiaries have good, indefeasible and insurable title, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet due and liens, charges or encumbrances reflected in the L & B Financial Statements and easements, rights-of-way, and other restrictions which are not adversely material to the use of the property by L & B or its subsidiary and further excepting in the case of Other Real Estate Owned ("O.R.E.O."), as such real estate is internally classified on the books of L & B or its subsidiaries, rights of redemption under applicable law) to all of their real properties; (ii) all leasehold interests for real property and any material personal property used by L & B and its subsidiaries in their respective businesses are held pursuant to lease agreements which are valid and enforceable in accordance with their terms; (iii) all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of L & B, threatened with respect to such properties; (iv) L & B and its subsidiaries have valid title or other ownership or license rights under licenses to all material intangible personal or intellectual property used by L & B or its subsidiaries in their respective businesses, free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially adversely interfere with the use of such property; and (v) all material real properties owned, held or operated by L & B or its subsidiaries are insured by the title insurers listed on Section 2.14 of the Disclosure Schedule, and all material properties owned by L & B or its subsidiaries are insured, in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with financial institutions of similar size.

    SECTION 2.15.  ENVIRONMENTAL MATTERS.  (a)  As used in this Agreement,
    ------------   ---------------------
"Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which L & B and its subsidiaries have done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

   (b) Except as may be disclosed in Section 2.15(b) of the Disclosure Schedule, neither the conduct nor operation of L & B and its subsidiaries nor, to the knowledge of L & B, any condition of any property presently or previously owned, leased or operated by any of them violates or violated Environmental Laws in any respect material to the business of L & B and its subsidiaries and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, would constitute a violation material to the business of L & B and its subsidiaries of Environmental Laws or obligate (or potentially obligate) L & B or its subsidiaries to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would be material to L & B and its subsidiaries. Except as may be disclosed in Section 2.15(b) of the Disclosure Schedule, neither L & B nor any of its subsidiaries has received any notice from any person or entity that L & B or its subsidiaries or the operation or condition of any property ever owned, leased or operated by any of them are or were in violation of any Environmental Laws or that any of them are responsible (or potentially responsible) for remedying, or the cleanup of, any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

   (c) Except as may be disclosed in Section 2.15(c) of the Disclosure Schedule, neither L & B nor any of its subsidiaries has received notice or has knowledge that any property in which any of them has a security interest, lien or other encumbrance violates or violated Environmental Laws in any material respects.

    SECTION 2.16.  COMPLIANCE WITH LAW.  L & B and its subsidiaries have all
    ------------   -------------------
licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations.

    SECTION 2.17.  UNDISCLOSED LIABILITIES.  L & B and its subsidiaries do not
    ------------   -----------------------
have any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against L & B or its subsidiaries giving rise to any such liability), except (i) for liabilities set forth in the L & B Financial Statements, and (ii) as may be disclosed in Section 2.17 of the Disclosure Schedule.

    SECTION 2.18.  BROKERAGE.  Except as may be disclosed in Section 2.18 of the
    ------------   ---------
Disclosure Schedule, there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by L & B or its subsidiaries.

    SECTION 2.19.  STATEMENTS TRUE AND CORRECT.  None of the information
    ------------   ---------------------------
supplied or to be supplied by L & B or its subsidiaries for inclusion in (i) the Registration Statement (as defined in Section 4.07 hereof), (ii) the Proxy Statement/Prospectus (as defined in Section 4.03 hereof) and (iii) any other documents to be filed with the Securities and Exchange Commission (the "S.E.C.") or any other securities, banking, thrift or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective, and, with respect to the Proxy Statement/Prospectus, when first mailed to the shareholders of L & B, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting (as defined in Section 4.03), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that L & B is responsible for filing with the S.E.C. or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

                                 ARTICLE THREE
                                 -------------

                 REPRESENTATIONS OF JEFFERSON AND ACQUISITIONCO
                 ----------------------------------------------

   Jefferson and AcquisitionCo, as applicable, hereby make the following representations and warranties:

   SECTION 3.01.  ORGANIZATION AND CAPITAL STOCK.
   -------------   ------------------------------

   (a) Jefferson is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware with full corporate power and authority to own all of its properties and assets, to incur all of its liabilities and carry on its business as presently conducted. AcquisitionCo is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Missouri with full corporate power and authority to carry on its business as it is now being conducted.

   (b) The authorized capital stock of Jefferson consists of (i) 20,000,000 shares of Jefferson Common, of which, as of June 30, 1996, 4,181,563 shares were issued and outstanding. All of the issued and outstanding shares of Jefferson Common are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of Jefferson Common has been issued in violation of any preemptive rights of the current or past shareholders of Jefferson. Jefferson has available for issuance, from treasury or otherwise, a sufficient number of authorized shares of Jefferson Common to pay the Basic Merger Consideration and the amounts payable in shares of Jefferson Common pursuant to subsections (c) and (d) of Section 1.05.

   (c) The authorized capital stock of AcquisitionCo consists of thirty thousand (30,000) shares of AcquisitionCo Common, of which as of the date hereof, 1,000 shares of AcquisitionCo Common are issued and outstanding, fully paid and non-assessable and owned by Jefferson.

   (d) The shares of Jefferson Common that are to be issued to the shareholders of L & B pursuant to the Merger have been duly authorized and, when so issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

    SECTION 3.02.  AUTHORIZATIONS; NO DEFAULTS.  The Board of Directors of each
    ------------   ---------------------------
of Jefferson and AcquisitionCo have, by all appropriate action and as required by applicable law, approved this Agreement, the Merger and the other transactions contemplated hereby and authorized the execution hereof on their behalf by their respective duly authorized officers and the performance by such entities of their respective obligations hereunder. Nothing in the articles of incorporation or bylaws of Jefferson or AcquisitionCo, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which either of them or any of their subsidiaries are bound or subject would prohibit or inhibit Jefferson or AcquisitionCo from entering into and consummating this Agreement, the Merger or any other transactions contemplated hereby, on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by Jefferson and AcquisitionCo and constitutes a legal, valid and binding obligation of Jefferson and AcquisitionCo, enforceable against Jefferson and AcquisitionCo in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other laws affecting creditors' rights generally or the rights of creditors of savings institutions, the accounts of which savings institutions are insured by the Savings Association Insurance Fund of the F.D.I.C. or laws relating to the safety and soundness of insured financial institutions and by judicial discretion in applying principles of equity), and no other corporate acts or proceedings are required to be taken by Jefferson or AcquisitionCo to authorize the execution, delivery and performance of this Agreement. Except for the requisite approval of the O.T.S. and the T.S.L.D., no notice to, filing with, authorization by, or consent or approval of, any federal or state regulatory authority is necessary for the execution and delivery of this Agreement or consummation of the Merger by Jefferson or AcquisitionCo. Jefferson and AcquisitionCo are not in default under or in violation of any provision of their respective articles of incorporation, bylaws or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement which is material to Jefferson or AcquisitionCo, as applicable.

    SECTION 3.03.  SUBSIDIARIES.  Each of Jefferson's significant subsidiaries
    ------------   ------------
(as such term is defined under S.E.C. regulations) and AcquisitionCo is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted.

    SECTION 3.04.  FINANCIAL INFORMATION.  The consolidated balance sheets of
    ------------   ---------------------
Jefferson and its subsidiaries as of December 31, 1995 and 1994 and related consolidated statements of income, changes in stockholders' equity and cash flows for the three (3) years ended December 31, 1995, together with the notes thereto, included in Jefferson's Annual Report on Form 10-K for the year ended December 31, 1995, and the unaudited consolidated balance sheet of Jefferson and its subsidiaries as of March 31, 1996 and the related unaudited consolidated income statement for the three (3) months then ended included in Jefferson's Quarterly Report on Form 10-Q for the quarter then ended, as currently on file with the S.E.C. (together, the "Jefferson Financial Statements"), have been prepared in accordance with GAAP applied on a consistent basis (except as disclosed therein) and fairly present the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of Jefferson and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material, and the absence of footnotes).

    SECTION 3.05.  ABSENCE OF CHANGES.  Since December 31, 1995, there has not
    ------------   ------------------
been any material adverse change in the financial condition, the results of operations or the business or prospects of Jefferson and its subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the Jefferson Financial Statements not misleading.

    SECTION 3.06.  LITIGATION.  There is no litigation, claim or other
    ------------   ----------
proceeding pending or, to the knowledge of Jefferson, threatened, against Jefferson or any of its subsidiaries, or of which the property of Jefferson or any of its subsidiaries is or would be subject which, if adversely determined, would have a material adverse affect on the business of Jefferson and its subsidiaries taken as a whole.

    SECTION 3.07.  REPORTS.  Each of Jefferson and its significant subsidiaries
    ------------   -------
has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the S.E.C.,
(ii) the O.T.S., (iii) the F.D.I.C., (iv) any state securities, banking or thrift authorities having jurisdiction over Jefferson or any of its significant subsidiaries, (v) Nasdaq and (vi) any other governmental authority with jurisdiction over Jefferson or any of its significant subsidiaries. As of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    SECTION 3.08.  COMPLIANCE WITH LAW.  Jefferson and its significant
    ------------   -------------------
subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations.

    SECTION 3.09.  STATEMENTS TRUE AND CORRECT.  None of the information
    ------------   ---------------------------
supplied or to be supplied by Jefferson or AcquisitionCo for inclusion in (i) the Registration Statement (as defined in Section 4.07 hereof), (ii) the Proxy Statement/Prospectus (as defined in Section 4.03 hereof) and (iii) any document to be filed with the S.E.C., or any thrift or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective, and, with respect to the Proxy Statement/Prospectus, when first mailed to the shareholders of L & B, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that Jefferson or AcquisitionCo is responsible for filing with the S.E.C., the O.T.S. or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and any rules and regulations thereunder.

    SECTION 3.10.  BROKERAGE.  There are no existing claims or agreements for
    ------------   ---------
brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by Jefferson or AcquisitionCo.

    SECTION 3.11.  REGULATORY ENFORCEMENT MATTERS.  Neither Jefferson nor
    ------------   ------------------------------
AcquisitionCo, nor any of Jefferson's other subsidiaries, is subject to, and none of them have received any notice or advice that any may become subject to, any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of thrifts or thrift holding companies or engaged in the insurance of thrift deposits or any other governmental agency having supervisory or regulatory authority with respect to Jefferson or AcquisitionCo or any of Jefferson's other subsidiaries.

    SECTION 3.12.  TAX MATTERS.  Jefferson and AcquisitionCo have filed all
    ------------   -----------
federal, state and material local tax returns due in respect of their respective business or properties in a timely fashion and have paid or made provision for all amounts due as shown on such returns. All such returns fairly reflect the information required to be presented therein. All provisions for accrued but unpaid taxes contained in the Jefferson Financial Statements were made in accordance with GAAP applied on a consistent basis and in the aggregate do not materially fail to provide for potential tax liabilities.

    SECTION 3.13.  UNDISCLOSED LIABILITIES.  Jefferson and AcquisitionCo have no
    ------------   -----------------------
material liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Jefferson or AcquisitionCo giving rise to any such liability), except for liabilities set forth in the Jefferson Financial Statements.

  SECTION 3.14.    CURRENT PUBLIC INFORMATION.  For purposes of determining
   -----------     --------------------------
compliance with the provisions of Rule 145 of the Securities Act of 1933, as amended (the Securities Act"), for each person who may be deemed an "affiliate" of L & B within the meaning of such term as used in Rule 145, Jefferson meets the requirements of Rule 144(c) under the Securities Act.

                                  ARTICLE FOUR
                                  ------------

                              AGREEMENTS OF L & B
                              -------------------

    SECTION 4.01.  BUSINESS IN ORDINARY COURSE.
    ------------   ---------------------------

   (a) L & B shall not declare and/or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property, after the date of this Agreement and prior to the Effective Time or the earlier termination hereof, except that L & B may, upon prior written notice to Jefferson, declare and/or pay regular quarterly cash dividends on the L & B Common in such amounts and at such times as are consistent with L & B's historical practices.

   (b) L & B shall, and shall cause each of its subsidiaries to, continue to carry on after the date hereof their respective businesses and the discharge or incurrence of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, L & B shall not, and shall cause each of its subsidiaries not to, after the date of this Agreement, without the prior written consent of Jefferson:

         (i) make any changes in the authorized capital stock of L & B or any of its subsidiaries; or

         (ii) except as contemplated by any written agreements in existence on June 25, 1996, (1) issue or sell any shares of L & B Common or other capital stock of L & B or its subsidiaries, (2) grant or issue any options, warrants, or other rights to subscribe for or purchase shares of L & B Common or any other capital stock of L & B or its subsidiaries, (3) grant any awards to acquire shares of L & B Common under or pursuant to the L & B Retention Plan;
   (4) issue or sell any securities convertible into or exchangeable for any capital stock of L & B or its subsidiaries; or

         (iii) directly or indirectly redeem, purchase or otherwise acquire any L & B Common or any other capital stock of L & B or its subsidiaries; provided, however, that L & B shall transfer into treasury 4,500 shares of L & B Common from the 40,000 shares of L & B Common presently owned by the L & B Retention Plan trust and held for award under the L & B Retention Plan; or

         (iv) effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in or to any capital stock of L & B or its subsidiaries or otherwise reorganize or recapitalize; or

         (v) change its charter or articles of incorporation or association, as the case may be, or bylaws; or

         (vi) except as contemplated by written agreements in existence on June 25, 1996, grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to directors, officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension, or other Employee Plan, agreement, payment or arrangement made to, for or with any of such directors, officers or employees; or

         (vii) borrow or agree to borrow any amount of funds, or directly or indirectly guarantee or agree to guarantee any obligations of others, except for borrowings in the ordinary course of business from the Federal Home Loan Bank of Dallas and sales of mortgage loans into the secondary market made in the ordinary course of business and with recourse or obligation to repurchase; or

         (viii) except for loans made pursuant to commitments outstanding on June 30, 1996, make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in principal amounts in excess of $500,000 or that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than $500,000 (excluding for this purpose any accrued interest or overdrafts), without the prior written consent of Jefferson, acting through its Chief Credit Officer or such other designee as Jefferson may specify in a written notice to L & B; or

         (ix) purchase or otherwise acquire any investment security for its own account having an average remaining life to maturity greater than five years or any asset-backed securities other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation (and L & B and its subsidiaries shall consult and confer with Jefferson with respect to all securities transactions, even in circumstances where approval is not required hereunder); or

         (x) increase or decrease the rate of interest paid on time deposits, or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; or

         (xi) enter into any agreement, contract or commitment out of the ordinary course of business or having a term in excess of three (3) months other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business; or

         (xii) except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance, except to secure borrowings permitted under paragraph (vii) of this Section 4.01(b); or

         (xiii) except in the ordinary course of business, cancel or accelerate any material indebtedness owing to L & B or its subsidiaries or any claims which L & B or its subsidiaries may possess or waive any material rights with respect thereto; or

         (xiv) sell or otherwise dispose of any real property or any tangible or intangible personal property having a value on the books of L & B or its subsidiary in excess of $25,000 other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness to L & B and its subsidiaries, except that, upon receipt of the agreements contemplated by
   Section 4.12 hereof, L & B may transfer, or cause to be transferred, to C. Glynn Lowe and Daniel M. Phillips, respectively, life insurance policies owned by L & B or a subsidiary thereof under which C. Glynn Lowe and Daniel
   M. Phillips are, respectively, the insured; or

         (xv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon which does not reflect the need for further environmental assessment; provided, however, that L & B and its subsidiaries shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain any such waste materials or otherwise might be contaminated; or

         (xvi) commit any act or fail to do any act which will cause a breach of any agreement, contract or commitment and which will have a material adverse effect on L & B's and/or its subsidiaries' business, financial condition, or earnings; or

         (xvii) violate any law, statute, rule, governmental regulation, or order, which violation might have a material adverse effect on L & B's and/or its subsidiaries' business, financial condition, or earnings; or

         (xviii) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of $50,000; or

         (xix) prepay any outstanding principal amount under any loan agreement relative to the ESOP or make any interim allocations of additional shares of L & B Common to participants under the ESOP, other than an annual allocation as may be required under the terms of the ESOP; or

         (xx) amend, modify or supplement any Employee Plans (including, but not limited to, the ESOP) or distribute to employees of L & B and its subsidiaries any revised summary plan descriptions or supplements to summary plan descriptions relative to any of the Employee Plans.

   (c) L & B and its subsidiaries shall not, without the prior written consent of Jefferson, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of L & B contained in Article Two hereof, if such representations and warranties were given as of the date of such transaction or action.

   (d) L & B shall promptly notify Jefferson in writing of the occurrence of any matter or event known to and directly involving L & B or any of its subsidiaries, which would not include any changes in conditions that affect the banking or thrift industry generally, that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of L & B and its subsidiaries taken as a whole.

   (e) L & B shall (i) not, directly or indirectly, through any of its directors, officers, employees, agents, affiliates or other representatives, solicit, initiate or encourage any inquiries or proposals with respect to, or without prior written notice to Jefferson, participate in or encourage any negotiations leading to any offers or proposals concerning the possible sale or other disposition of all or substantially all of the assets or capital stock of L & B or any of its subsidiaries to, or merger of consolidation of L & B or any of its subsidiaries with, any other person, (ii) not disclose any information not customarily disclosed to any person or provide access to its properties, books or records or otherwise assist or encourage any person in connection with any of the foregoing, and (iii) give Jefferson prompt (which for this purpose shall mean within 24 hours) written notice of any such inquiries, offers or proposals, including the name of the other party or parties and the substance of any inquiry, offer or proposal.

     SECTION 4.02.  BREACHES.  L & B shall, in the event it has knowledge of the
     ------------   --------
occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a failure of any condition precedent to any party's obligation to effect the Merger or a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Jefferson and use its best efforts to prevent or promptly remedy the same.

     SECTION 4.03.  SUBMISSION TO SHAREHOLDERS.  L & B shall cause to be duly
     ------------   --------------------------
called and held, on a date mutually selected by Jefferson and L & B, a meeting of the shareholders of L & B (the "Stockholders' Meeting") for submission of this Agreement and the Merger for approval of such share holders as required by the Texas Corporate Law. In connection with the Stockholders' Meeting, (i) L & B shall cooperate and assist Jefferson in preparing and filing a Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") with the S.E.C., the O.T.S. and the T.S.L.D., if required, and upon receipt of any required approval or clearance from any such regulatory agency, L & B shall mail such Proxy Statement/Prospectus to its shareholders, (ii) L & B shall furnish Jefferson all information concerning L & B and its subsidiaries that Jefferson may reasonably request in connection with such Proxy Statement/Prospectus, and (iii) the Board of Directors of L & B shall (subject to compliance with its fiduciary duties as advised by counsel) recommend to its shareholders the approval of this Agreement and the Merger and use its best efforts to obtain such shareholder approval.

     SECTION 4.04.  CONSENTS TO CONTRACTS AND LEASES.  L & B shall use its best
     ------------   --------------------------------
efforts to obtain all necessary consents with respect to all interests of L & B and its subsidiaries in any material leases, licenses, contracts, instruments and rights which require the consent of another person for their transfer or assumption pursuant to the Merger, if any.

     SECTION 4.05.  MERGER EXPENSES AND RELATED MATTERS.
     ------------   -----------------------------------

   (a) L & B and Jefferson shall consult and cooperate with each other with respect to determining, as specified in a written notice from Jefferson to L & B, based upon such consultation and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes the expenses of the Merger and the restructuring charges related to or to be incurred in connection with the Merger.

   (b) From and after the date of this Agreement to the Effective Time, L & B shall, to the extent required under Section 412 of the Code or Section 302 of ERISA, maintain and keep all of its benefit plans (including, but not limited to, defined contribution plans and deferred compensation plans) fully funded, and shall, to the extent any such benefit plan may not be fully funded, make such contributions as are necessary to fully fund any such unfunded benefit plan; provided, however, that L & B or any of its subsidiaries which has withheld amounts from the compensation of any employee pursuant to a salary reduction agreement or other contribution agreement under a plan, including but not limited to a plan intended to be qualified under Section 401(k) or Section 125 of the Code, shall not be required to actually contribute or otherwise apply such amounts to such plan prior to the date otherwise required pursuant to
Section 3 of ERISA and Section 2510.3-102(a) of the Regulations issued by the Secretary of Labor.

     SECTION 4.06.  CONFORMING ACCOUNTING AND RESERVE POLICIES.
     ------------   ------------------------------------------

   (a) At the request of Jefferson, L & B shall, prior to the Closing Date, establish and take such reserves and accruals as Jefferson shall request so as to conform L & B's loan, accrual, reserve and other accounting policies to Jefferson's policies, establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are mutually agreeable to Jefferson and L & B; provided, however, that L & B shall not be required to take any such action that is not consistent with GAAP.

   (b) No accrual or other adjustment made by L & B pursuant to the provisions of this Section 4.06 shall constitute an acknowledgment by L & B or create any implication, for any purpose, that such accrual or adjustment was necessary for any purpose other than to comply with the provisions of this Section 4.06.

   (c) The calculation of L & B's consolidated earnings during the Earnings Period for the purpose of determining the Basic Merger Consideration shall be unaffected by any accrual or adjustment made by L & B at the request of Jefferson pursuant to this Section 4.06.

     SECTION 4.07.  CONSUMMATION OF AGREEMENT.  L & B shall use its best efforts
     ------------   -------------------------
to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement, to effect the Merger in accordance with the terms and provisions hereof and to obtain all necessary approvals and consents on its part to be obtained pursuant to this Agreement. L & B shall furnish to Jefferson in a timely manner all information, data and documents in the possession of L & B or its subsidiaries requested by Jefferson as may be required to obtain any necessary regulatory or other approvals of the Merger or to file with the S.E.C. a registration statement on Form S-4 (the "Registration Statement") relating to the shares of Jefferson Common to be issued to the shareholders of L & B pursuant to the Merger and this Agreement and shall otherwise cooperate fully with Jefferson to carry out the purpose and intent of this Agreement.

     SECTION 4.08.  ENVIRONMENTAL REPORTS.  L & B shall provide to Jefferson, as
     ------------   ---------------------
soon as reasonably practical, but not later than forty-five (45) days after the date hereof, a report ("Phase I Report") of a phase one environmental site assessment ("Phase I ESA") on all real property owned, leased or operated by L & B or its subsidiaries as of the date hereof (other than space in retail and similar establishments leased or operated by L & B for automatic teller machines) and within ten (10) days after the acquisition or lease of any real property acquired, leased or operated by L & B or its subsidiaries after the date hereof (other than space in retail and similar establishments leased or operated by L & B for automatic teller machines), except as otherwise provided in Section 4.01(b)(xv). If required by the Phase I ESA in Jefferson's reasonable opinion, and upon written request from Jefferson to L & B within fifteen (15) business days of Jefferson receipt of such Phase I Reports, L & B shall provide to Jefferson as soon as reasonably practicable a report ("Phase II Report") of a phase two investigation on properties requiring such additional study. Jefferson shall have fifteen (15) business days from the receipt of any Phase II Report to notify L & B of any objection to the contents of such report. Should the cost to L & B and/or any of its subsidiaries of taking all remedial and corrective actions and measures (i) required by applicable law, or (ii) recommended or suggested by any such Phase I Report or Phase II Report, or (iii) prudent in light of serious life, health or safety concerns (the "Remediation Cost"), in the aggregate, exceed the sum of One Hundred Thousand Dollars ($100,000) as reasonably estimated by an environmental expert retained for such purpose by Jefferson and reasonably acceptable to L & B, or if the Remediation Cost cannot be so reasonably estimated by such expert to be less than of $100,000, with any reasonable degree of certainty, then Jefferson shall have the right pursuant to
Section 7.03 hereof, for a period of ten (10) business days following receipt of such estimate or indication that the Remediation Cost cannot be so reasonably estimated, to terminate this Agreement by giving written notice thereof to L & B.

     SECTION 4.09.  RESTRICTION ON RESALES.  L & B shall obtain and deliver to
     ------------   ----------------------
Jefferson, at least thirty-one days prior to the Closing Date, the signed agreement, in the form of Exhibit 4.08 hereto, of each person who may reasonably be deemed an "affiliate" of L & B within the meaning of such term as used in Rule 145 under the Securities Act regarding compliance with the provisions of such Rule 145.

     SECTION 4.10.  ACCESS TO INFORMATION.  L & B shall permit Jefferson and
     ------------   ---------------------
AcquisitionCo, and their respective accountants, attorneys or other representatives, reasonable access, at all reasonable times during normal business hours and in a manner which will avoid undue disruption or interference with the normal operations of L & B and its subsidiaries and subject to certain laws and practices regarding confidentiality and privilege, to the properties of L & B and its subsidiaries and shall disclose and make available to Jefferson and AcquisitionCo, and their respective accountants, attorneys or other representatives, all corporate, business and accounting books, documents, papers and records relating to the assets, stock, ownership, properties, operations, obligations and liabilities of L & B and its subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers (if available and subject to the respective independent accountants' consent), litigation files (but only to the extent that such review would not result in a material waiver of the attorney-client or attorney work product privileges under the rules or evidence), plans affecting employees, reports of examination by regulatory authorities and related correspondence, internal audit reports and reviews and related work papers, internal loan review reports, and any other business activities or prospects in which Jefferson or AcquisitionCo may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. In addition, Jefferson and AcquisitionCo, and their respective accountants, attorneys or other representatives, at all reasonable times during normal business hours and in a manner which will avoid undue disruption or interference with the normal operations of L & B and its subsidiaries, may make such accounting, financial and operating inspections, reviews and analyses with respect to auditors' reports and such other financial statements concerning L & B and its subsidiaries, and perform such other tests or reviews as Jefferson or AcquisitionCo may reasonably request. L & B shall deliver to Jefferson within ten (10) business days after the date hereof a true, accurate and complete copy of each written plan or program disclosed in Section 2.13(c) of the Disclosure Schedule and, with respect to each such plan or program, all (i) amendments or supplements thereto, (ii) summary plan descriptions, (iii) lists of all current participants and all participants with benefit entitlements, (iv) contracts relating to plan documents, (v) actuarial valuations for any defined benefit plan, (vi) valuations for any plan as of the most recent date, (vii) determination letters from the Internal Revenue Service, (viii) the most recent annual report filed with the Internal Revenue Service, (ix) registration statements on Form S-8 and prospectuses, and (x) trust agreements. Jefferson will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 8.01 hereof. Furthermore, Jefferson and AcquisitionCo, and their respective accountants, attorneys or other representatives, shall be permitted to contact and consult with the accounting firm or personnel responsible for preparing the L & B Financial Statements or any other audited financial information concerning L & B or its subsidiaries.

    SECTION 4.11.  SUBSIDIARY MERGER.  Upon the request of Jefferson, L & B
    ------------   -----------------
shall cause the Savings Bank to enter into a merger agreement with First Federal Savings Bank of North Texas, a federal savings bank and wholly owned subsidiary of Jefferson, and take all other actions and cooperate with Jefferson in order to prepare for and cause such merger (the "Subsidiary Merger") to be effected. Such subsidiary merger agreement shall provide, in addition to customary terms for mergers of subsidiaries in transactions such as this: (i) for consummation of such Subsidiary Merger at a time on or after the Effective Time, as may be selected by Jefferson; and (ii) that the obligations of the Savings Bank thereunder are conditioned on the prior or simultaneous consummation of the Merger pursuant to this Agreement.

    SECTION 4.12.  TERMINATION OF DEFERRED COMPENSATION AGREEMENTS.  L & B shall
    ------------   -----------------------------------------------
obtain and deliver to Jefferson prior to the Closing Date, the signed agreements of each of Messrs C. Glynn Lowe and Daniel M. Phillips regarding termination of the Deferred Compensation Agreements, each dated November 17, 1987, between Sulphur Springs Loan and Building Association and each such person, (which such termination shall be effective on at the Effective Time) and the release of all liabilities and obligations thereunder.

    SECTION 4.13.  MAIN OFFICE PARKING LOT AND MT. VERNON BRANCH.
    ------------   ---------------------------------------------

   (a) L & B shall obtain, on terms reasonably satisfactory to L & B, and deliver to Jefferson prior to the Closing Date a copy of a lease agreement, satisfactory to Jefferson, or satisfactory evidence of ownership with respect to that certain parking lot (including all improvements thereon) located immediately adjacent to the Savings Bank's home office at 306 North Davis Street, Sulphur Springs, Texas.

   (b) L & B shall deliver to Jefferson prior to the Closing Date a copy of a lease, on terms satisfactory to Jefferson, with respect to the Savings Bank's branch office located at 101 Kaufman, Mt. Vernon, Texas.


                                  ARTICLE FIVE
                                  ------------

                   AGREEMENTS OF JEFFERSON AND ACQUISITIONCO
                   -----------------------------------------

     SECTION 5.01.  REGULATORY APPROVALS AND REGISTRATION STATEMENT.  Jefferson
     ------------   -----------------------------------------------
shall file, or cause to be filed, all regulatory applications required in order to consummate the Merger, including but not limited to the necessary applications for the prior approval of the O.T.S. and the T.S.L.D. Jefferson shall file or cause to be filed with the S.E.C. the Registration Statement on Form S-4 relating to the shares of Jefferson Common to be issued to the shareholders of L & B pursuant to this Agreement, including shares to be issued pursuant to subsections (c) and (d) of Section 1.05, and shall use its best efforts to cause the Registration Statement to become effective. Jefferson shall also cause the shares of Jefferson Common issued pursuant to this Agreement to be qualified for trading on the Nasdaq National Market. Jefferson shall keep L & B reasonably informed as to the status of such applications and filings and make available to L & B, prior to making all such applications and filings and upon reasonable request by L & B from time to time, copies of such applications and any supplementally filed materials and promptly make available to L & B copies of any comment letters and any other materials received by Jefferson in connection therewith, and L & B shall be permitted to participate in the processing of each application and responses thereto. At the time the Registration Statement becomes effective, the Registration Statement shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the shareholders of L & B, at the time of the Stockholders' Meeting and at the Effective Time the Proxy Statement/Prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading. Jefferson shall timely file or caused to be timely filed all documents required to obtain all necessary permits and approvals from state securities agencies or authorities, if any, required to carry out the transactions contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis. Jefferson shall promptly and properly prepare and file or cause to be properly prepared and filed any other filings required under the Securities Exchange Act of 1934 (the "Exchange Act") relating to the Merger and the transactions contemplated herein.

     SECTION 5.02.  BREACHES.  Jefferson shall, in the event it has knowledge of
     ------------   --------
the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to L & B and use its best efforts to prevent or promptly remedy the same.

     SECTION 5.03.  CONSUMMATION OF AGREEMENT.  Jefferson and AcquisitionCo
     ------------   -------------------------
shall use their respective best efforts to perform and fulfill all conditions and obligations on their part to be performed or fulfilled under this Agreement, to effect the Merger in accordance with the terms and conditions of this Agreement, and to obtain all necessary approvals and consents on their respective parts to be obtained pursuant to this Agreement.

     SECTION 5.04.  EMPLOYEE BENEFITS.  Jefferson shall, with respect to each
     ------------   -----------------
person who remains an employee of L & B or its subsidiaries following the Closing Date (each a "Continued Employee"), provide the benefits described in this Section 5.04. Subject to the right of subsequent amendment, modification or termination in Jefferson's sole discretion, each Continued Employee shall be entitled, as a new employee of a subsidiary of Jefferson, to participate in such employee benefit plans, as defined in Section 3(3) of ERISA, or any non-qualified employee benefit plans or deferred compensation, stock option, bonus or incentive plans, or other employee benefit or fringe benefit programs that may be in effect generally for employees of all of Jefferson subsidiaries (the "Jefferson Plans"), if and as a Continued Employee shall be eligible and, if required, selected for participation therein under the terms thereof and otherwise shall not be participating in a similar plan which is maintained by L & B after the Effective Time. L & B employees shall participate therein on the same basis as similarly situated employees of other Jefferson subsidiaries. Jefferson shall cause each such Continued Employee to be eligible to participate immediately in the group health plan or plans of Jefferson or the subsidiary which will employ each such Continued Employee, without the application of any pre-existing condition exclusion or limitation which would otherwise apply with respect to such Continued Employee or his or her dependents provided that such Continued Employee is not, as of the Closing Date, subject to any such exclusion or limitation with respect to any similar group health plan or plans maintained by L & B or its subsidiaries. Subject only to the foregoing, all such participation shall be subject to the terms of such plans as may be in effect from time to time and this Section 5.04 is not intended to give Continued Employees any rights or privileges superior to those of other employees of Jefferson subsidiaries. Jefferson may terminate or modify all Employee Plans and Jefferson's obligation under this Section 5.04 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification, Jefferson shall, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any Jefferson Plans in which Continued Employees may participate, credit each Continued Employee with his or her term of service with L & B and its subsidiaries.

     SECTION 5.05.  DIRECTORS' AND OFFICERS' LIABILITY INSURANCE AND
     ------------   ------------------------------------------------
     INDEMNIFICATION.
     ---------------

   (a) Following the Effective Time, Jefferson shall provide the present and former directors and officers of L & B and its subsidiaries, regardless of whether or not such persons are employed or serve thereafter, with the same directors' and officers' liability insurance coverage that Jefferson provides to directors and officers of its other thrift subsidiaries generally, and, in addition, for a period of three years following the Effective Time, Jefferson shall use its best efforts to continue L & B's directors' and officers' liability insurance coverage with respect to actions occurring prior to the Effective Time to the extent that such coverage is obtainable for an aggregate premium not to exceed the annual premium presently being paid by L & B. If the premium for such insurance coverage would exceed such maximum amount, Jefferson shall use its best efforts to procure such level of insurance as can be obtained for a premium equal to such maximum amount.

   (b) For a period of six years after the Effective Time, Jefferson and AcquisitionCo (the survivor of the Merger) shall jointly and severally indemnify, defend and hold harmless the present and former officers, directors, employees and agents of L & B and its subsidiaries, including persons who have served as fiduciaries of Employee Plans, at the Effective Time (each, an "Indemnified Party"), regardless of whether or not such persons are employed or serve thereafter, against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time to the full extent then permitted by the Corporate Law and by L & B's articles of incorporation or bylaws and the articles of association or bylaws of L & B's subsidiaries as in effect on the date hereof, including provisions relating to advancement of expenses incurred in the defense of any action or suit.

   (c) If after the Effective Time AcquisitionCo or any of its successors or assigns (i) shall consolidate with or merge with and into any other corporation or entity and shall not be the continuing or surviving corporation or entity, or
(ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of AcquisitionCo shall assume any remaining obligations set forth in this Section 5.05. If AcquisitionCo shall liquidate, dissolve or otherwise wind up its business, then Jefferson shall indemnify, defend and hold harmless each Indemnified Party to the same extent and on the same terms that AcquisitionCo was so obligated pursuant to this Section 5.05.

   (d) The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each of the individuals referred to in subsections (a) and (b) of this Section 5.05 and their respective heirs and personal representatives.

     SECTION 5.06.  ACCESS TO INFORMATION.  Jefferson shall permit L & B and its
     ------------   ---------------------
accountants, attorneys or other representatives, reasonable access, at all reasonable times during normal business hours and in a manner which will avoid undue disruption or interference with the normal operations or Jefferson or its subsidiaries and subject to certain laws and practices regarding confidentiality and privilege, to the properties of Jefferson and its significant subsidiaries and shall disclose and make available to L & B and its accountants, attorneys or other representatives, all corporate, business and accounting books, documents, papers and records relating to the assets, stock, ownership, properties, operations, obligations and liabilities of Jefferson and its significant subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers (if available and subject to the respective independent accountants' consent), litigation files (but only to the extent that such review would not result in a material waiver of the attorney-client or attorney work product privileges under the rules of evidence), plans affecting employees, reports of examination by regulatory authorities and related correspondence, internal audit reports and reviews and related work papers, internal loan review reports, and any other business activities or prospects in which L & B may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. In addition, L & B and its accountants, attorneys or other representatives, at all reasonable times during normal business hours and in a manner which will avoid undue disruption or interference with the normal operations of Jefferson and its significant subsidiaries, may make such accounting, financial and operating inspections, reviews and analyses with respect to auditors' reports and such other financial statements concerning Jefferson and/or its significant subsidiaries, and perform such other tests as L & B may reasonably request. L & B and its accountants, attorneys or other representatives shall be permitted to contact and consult with the accounting firm or personnel responsible for preparing the Jefferson Financial Statements or any other audited financial information concerning Jefferson or its significant subsidiaries.

   SECTION 5.07.  NOTICE OF CERTAIN EVENTS.  Jefferson shall promptly notify L &
   ------------   ------------------------
B in writing of the occurrence of any matter or event known to and directly involving Jefferson or any of its subsidiaries, which would not include any changes in conditions that affect the banking or thrift industry generally, that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of Jefferson and its subsidiaries taken as a whole.


                                  ARTICLE SIX
                                  -----------

                       CONDITIONS PRECEDENT TO THE MERGER
                       ----------------------------------

     SECTION 6.01.  CONDITIONS TO JEFFERSON'S AND ACQUISITIONCO'S OBLIGATIONS.
     ------------   ---------------------------------------------------------
Jefferson's and AcquisitionCo's obligations to effect the Merger shall be subject to the satisfaction (or waiver by Jefferson) prior to or on the Closing Date of the following conditions:

   (a) Except for changes specifically referred to in this Agreement, the representations and warranties made by L & B in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

   (b) L & B shall have performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement;

   (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any bank or thrift regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or applicable to the Merger which makes the consummation of the Merger illegal;

   (d) All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the Merger shall have been obtained and all waiting periods required by law shall have expired;

   (e) Jefferson shall have received the environmental reports required by
Section 4.08 hereof, and shall not have elected, pursuant to Section 7.03 hereof, to terminate and cancel this Agreement;

   (f) Jefferson shall have received all documents required to be received from L & B on or prior to the Closing Date, all in form and substance reasonably satisfactory to Jefferson;

   (g) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the S.E.C.; and

   (h) Jefferson shall have received an opinion of its counsel, addressed to the board of directors of each of Jefferson and L & B, to the effect that, for federal income purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for federal tax purposes (i) gain will be realized by each holder of shares of L & B Common who receives both Jefferson Common and cash in exchange for his or her L & B Common and will be recognized, but not in excess of the amount of cash received, (ii) the aggregate tax basis of Jefferson Common received by a shareholder of L & B will be the same as the aggregate basis of the L & B Common surrendered in exchange therefor decreased by the amount of cash received by the shareholder and increased by the amount, if any, treated as a dividend and the amount, if any, of gain recognized by the shareholder in the exchange, and (iii) the holding period of Jefferson Common to be received by each L & B shareholder will include, in each instance, the period in which the shareholder held the L & B Common surrendered in exchange therefor provided that the L & B Common is held as a capital asset on the date of exchange.

     SECTION 6.02.  CONDITIONS TO L & B'S OBLIGATIONS.  L & B's obligation to
     ------------   ---------------------------------
effect the Merger shall be subject to the satisfaction (or waiver by L & B) prior to or on the Closing Date of the following conditions:

   (a) Except for changes specifically required by this Agreement, the representations and warranties made by Jefferson and AcquisitionCo in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

   (b) Jefferson and AcquisitionCo shall have performed and complied in all material respects with all of their obligations and agreements hereunder required to be performed on or prior to the Closing Date under this Agreement;

   (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any bank or thrift regulatory authority or other governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or applicable to the Merger which makes the consummation of the Merger illegal;

   (d) All necessary regulatory approvals, consents, authorizations and other approvals, including the requisite approval of this Agreement and the Merger by the shareholders of L & B, required by law for consummation of the Merger shall have been obtained and all waiting periods required by law shall have expired;

   (e) L & B shall have received all documents required to be received from Jefferson on or prior to the Closing Date, all in form and substance reasonably satisfactory to L & B;

   (f) L & B shall have received a fairness opinion from its financial advisor for disclosure to L & B's shareholders in the Proxy Statement/Prospectus, which fairness opinion has not been withdrawn prior to the Closing Date, to the effect that the Merger contemplated hereby is fair to the L & B shareholders from a financial perspective;

   (g) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the S.E.C.; and

   (h) L & B shall have received a copy of the opinion delivered pursuant to
Section 6.01(h) hereto.


                                 ARTICLE SEVEN
                                 -------------

                           TERMINATION OR ABANDONMENT
                           --------------------------

     SECTION 7.01.  MUTUAL AGREEMENT.  This Agreement may be terminated by the
     ------------   ----------------
mutual written agreement of the parties at any time prior to the Closing Date, regardless of whether approval of this Agreement and the Merger by the shareholders of L & B shall have been previously obtained.

     SECTION 7.02.  MATERIAL BREACH.  In the event that there is a material
     ------------   ---------------
breach in any of the representations and warranties or agreements of Jefferson or L & B, which breach is not cured within thirty (30) days after notice to cure such breach is given to the breaching party by a non-breaching party, then the non-breaching party making such cure demand, regardless of whether approval of this Agreement and the Merger by the shareholders of L & B shall have been previously obtained, may terminate and cancel this Agreement by providing written notice of such action to the other party hereto.

     SECTION 7.03.  ENVIRONMENTAL REPORTS.  Jefferson may terminate this
     ------------   ---------------------
Agreement to the extent provided by Section 4.08 and this Section 7.03 by giving written notice of such action to L & B.

     SECTION 7.04.  FAILURE OF CONDITIONS.  In the event that any of the
     ------------   ---------------------
conditions to the obligations of any party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section
7.02 hereof has lapsed, then the affected party may, regardless of whether approval of this Agreement and the Merger by the shareholders of L & B shall have been previously obtained, terminate and cancel this Agreement by delivery of written notice of such action to the other parties.

     SECTION 7.05.  REGULATORY APPROVAL DENIAL.  If any regulatory application
     ------------   --------------------------
filed pursuant to Section 5.01 hereof should be finally denied or disapproved by the respective regulatory authority or if any such regulatory application should not be finally approved within nine (9) months from the date hereof, then this Agreement thereupon shall be deemed terminated and canceled; provided, however, that a request for additional information or undertaking by Jefferson or AcquisitionCo, as a condition for approval, shall not be deemed to be a denial or disapproval so long as Jefferson or AcquisitionCo diligently provides the requested information or undertaking. In the event an application is denied pending an appeal, petition for review, or similar such act on the part of Jefferson or AcquisitionCo (hereinafter referred to as the "appeal") then the application will be deemed denied unless Jefferson or AcquisitionCo prepares and timely files such appeal and continues the appellate process for purposes of obtaining the necessary approval.

     SECTION 7.06.  SHAREHOLDER APPROVAL DENIAL.  If this Agreement, the Merger
     ------------   ---------------------------
and any other transactions contemplated hereby are not approved by the requisite vote of the shareholders of L & B, then any party may terminate this Agreement by giving written notice of such action to the other parties.

     SECTION 7.07.  REGULATORY ENFORCEMENT MATTERS.  In the event that L & B or
     ------------   ------------------------------
any of its subsidiaries shall become a party or subject to any new or amended written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with any federal or state agency charged with the supervision or regulation of thrifts or thrift holding companies after the date of this Agreement, then Jefferson or AcquisitionCo may terminate this Agreement.

     SECTION 7.08.  SHARE COMPONENT FLUCTUATION.  If the Jefferson Average Price
     ------------   ---------------------------
is greater than $33.60 per share or less than $20.00 per share, then this Agreement may be terminated by any party by giving written notice of such action to the other parties.

     SECTION 7.09.  OTHER TERMINATION.  If the Closing does not occur within
     ------------   -----------------
thirty (30) days after the expiration of nine (9) months from the date hereof, then this Agreement may be terminated by any party by giving written notice of such action to the other parties, provided that such failure of the Closing to occur is not the result of the terminating party's default in the performance of a material obligation or covenant under this Agreement.

     SECTION 7.10.  TERMINATION FEE.
     ------------   ---------------

   (a) Jefferson shall pay to L & B the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) as an agreed upon termination fee and as liquidated damages, in lieu of all remedies at law or in equity and in full satisfaction of all obligations or liabilities of Jefferson and AcquisitionCo hereunder, upon the termination of this Agreement by L & B as the result of a material breach of this Agreement by Jefferson and/or AcquisitionCo which breach has not been cured by Jefferson and/or AcquisitionCo within thirty (30) days after notice to cure such breach is given to Jefferson by L & B.

   (b) L & B shall pay to Jefferson the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) as an agreed upon termination fee and as liquidated damages, in lieu of all remedies at law or in equity and in full satisfaction of all obligations or liabilities of L & B hereunder, upon the (i) termination of this Agreement by Jefferson or AcquisitionCo as the result of a material breach of this Agreement by L & B which breach has not been cured by L & B within thirty (30) days after notice to cure such breach is given to L & B by Jefferson or AcquisitionCo (including, without limitation, the execution of an agreement between L & B or any subsidiary and any third party which is itself a breach of this Agreement), or (ii) the failure of the L & B shareholders to approve this Agreement, the Merger and/or any other transactions contemplated hereby at the Stockholders' Meeting (other than as a result of a material breach of this Agreement by Jefferson or AcquisitionCo), AND, in either case, the occurrence of one or more of the following events (a "Triggering Event") within a period of twenty-four (24) months thereafter:

         (i) any person or group of persons (other than Jefferson and/or its affiliates) shall acquire, or have the right to acquire, more than fifty percent (50%) of the outstanding shares of L & B Common;

         (ii) the expiration date of a tender or exchange offer by any person or group of persons (other than Jefferson and/or its affiliates) to purchase or acquire securities of L & B or any of its subsidiaries if upon consummation of such offer, such person or group of persons would own, control or have the right to acquire more than fifty percent (50%) of the outstanding shares of L & B Common or other capital stock of L & B or any of its subsidiaries; or

         (iii) the entry by L & B or any of its subsidiaries into a binding agreement or other understanding with a person or group of persons (other than Jefferson and/or its affiliates) for such person or group of persons to acquire, merge or consolidate with L & B or any of its subsidiaries, or to purchase or acquire L & B or any of its subsidiaries, or all or substantially all of the assets of L & B or any of its subsidiaries, or more than fifty percent (50%) of the outstanding shares of L & B Common or other capital stock of L & B or any of its subsidiaries.

For purposes of this Section 7.10(b), "person" and "group of persons" shall have the meanings conferred thereon by Section 13(d) of the Exchange Act.

   (c) L & B shall notify Jefferson promptly in writing upon its becoming aware of the occurrence of any Triggering Event.

                                 ARTICLE EIGHT
                                 -------------

                                    GENERAL
                                    -------

     SECTION 8.01.  CONFIDENTIAL INFORMATION.  The parties acknowledge the
     ------------   ------------------------
confidential and proprietary nature of the "Protected Information" (as herein described) that has heretofore been exchanged and that will be received from other parties hereunder and/or their subsidiaries and agree to hold and keep, and to instruct their respective agents, representatives, shareholders, affiliates, employees and consultants to hold and keep, such information confidential in accordance with the terms of that certain Confidentiality Agreement dated June 25, 1996 among Jefferson, L & B and the Savings Bank, a copy of which is attached hereto as Exhibit 8.01 and made a part hereof (the "Confidentiality Agreement"). Such Protected Information will include, in addition to any information defined as protected pursuant to Section 1(b) of the Confidentiality Agreement, any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party or any subsidiary that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such Protected Information shall not include information that is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Protected Information will be used solely for the purposes contemplated by this Agreement and that such Protected Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating the transaction. The Protected Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.

     SECTION 8.02.  RETURN OF DOCUMENTS.  Upon termination of this Agreement
     ------------   -------------------
without the Merger becoming effective, each party (i) shall deliver to the other all originals and copies or other derivatives of all Protected Information made available to such party (ii) will not retain any copies, extracts or other reproductions or derivatives in whole or in part of such Protected Information, and (iii) will destroy all memoranda, notes and other writings prepared by either party based on the Protected Information.

     SECTION 8.03.  PUBLICITY.  Jefferson, AcquisitionCo and L & B shall
     ------------   ---------
cooperate with each other in the development and distribution of, and mutually agree upon the form and content of, all news releases and other public disclosures concerning this Agreement and the Merger and shall not issue any news release or make any other public disclosure without the prior consent of the other party, unless such is required by law upon the written advice of counsel or is in response to published newspaper or other mass media reports regarding the transaction contemplated hereby, in which such latter event the parties shall consult with each other regarding such responsive public disclosure.

     SECTION 8.04.  NOTICES.  Any notice or other communication shall be in
     ------------   -------
writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

   (a) if to Jefferson or AcquisitionCo:

         Jefferson Savings Bancorp, Inc.
         14915 Manchester Road
         Ballwin, Missouri  63011
         Attention:  Mr. David V. McCay
         Facsimile:  (314) 227-5009

       with a copy to:

         Lewis, Rice & Fingersh, L.C.
         500 North Broadway, Suite 2000
         St. Louis, Missouri  63102
         Attention:  John K. Pruellage, Esq.
         Facsimile:  (314) 241-6056

and

   (b) if to L & B:

         L & B Financial, Inc.
         306 North Davis
         Sulphur Springs, Texas  75482
         Attention:  Mr. C. Glynn Lowe
         Facsimile:  (903) 885-9723

       with copies to:

         Shannon, Gracey, Ratliff & Miller, LLP
         1600 Bank One Tower
         500 Throckmorton
         Fort Worth, Texas  76102
         Attention:  Richard G. Williams, Esq.
         Facsimile:  (817) 336-3735

or to such other address as any party may from time to time designate by notice to the others.

      SECTION 8.05.  LIABILITIES.  In the event that this Agreement is
      ------------   -----------
terminated pursuant to the provisions of Article Seven hereof, except as provided in Section 7.10 of this Agreement, no party hereto shall have any liability to any other party for costs, expenses, damages or otherwise; provided, however, that, notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Section 7.02 hereof on account of a willful breach of any of the representations and warranties set forth herein or a willful breach of any of the agreements set forth herein, then the non-breaching party shall be entitled to recover appropriate damages from the breaching party.

     SECTION 8.06.  EXPENSES.  Each of the parties to this Agreement shall bear
     ------------   --------
their respective costs, fees and expenses incurred in connection with this Agreement, the Merger and any other transactions contemplated hereby. Fees and expense reimbursement paid and payable by L & B to its financial advisor for services rendered in connection with the transaction contemplated by this Agreement shall not be charged against L & B's consolidated earnings during the Earnings Period for purposes of determining the Basic Merger Consideration, except to the extent, if any, that the aggregate amount of such fees and reimbursement exceeds $100,000.

     SECTION 8.07.  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
     ------------   ---------------------------------------------------------
Except for, and as provided in this Section 8.07, no representation, warranty or agreement contained in this Agreement shall survive the Effective Time or the earlier termination of this Agreement. The agreements set forth in Sections 1.03, 1.04, 1.05(d), 1.08, 4.11, 5.04 and 5.05 shall survive the Effective Time and the agreements set forth in Sections 7.10, 8.01, 8.02, 8.03, 8.05 and 8.06 hereof shall survive the Effective Time or the earlier termination of this Agreement.

     SECTION 8.08.  ENTIRE AGREEMENT.  This Agreement, including the Exhibits
     ------------   ----------------
and Schedules attached hereto, constitute the entire agreement between the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings, agreements in principle and other agreements between the parties relating to the subject matter hereof.

     SECTION 8.09.  HEADINGS AND CAPTIONS.  The captions of Articles and
     ------------   ---------------------
Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     SECTION 8.10.  WAIVER, AMENDMENT OR MODIFICATION.  The conditions of this
     ------------   ---------------------------------
Agreement that may be waived may only be waived by notice to the other party waiving such condition. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement may be amended or modified by the parties hereto, at any time before or after approval of the Agreement by the shareholders of L & B; provided, however, that after any such approval no such amendment or modification shall alter the amount or change the form of the Basic Merger Consideration contemplated by this Agreement to be received by shareholders of L & B or alter or change any of the terms of this Agreement if such alteration or change would adversely affect the holders of L & B Common. This Agreement shall not be amended or modified except by a written document duly executed by the parties hereto.

     SECTION 8.11.  RULES OF CONSTRUCTION.  Unless the context otherwise
     ------------   ---------------------
requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) "or" is not exclusive; and (d) words in the singular may include the plural and in the plural include the singular.

     SECTION 8.12.  COUNTERPARTS.  This Agreement may be executed in two or
     ------------   ------------
more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

     SECTION 8.13.  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding
     ------------   ----------------------
upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as expressly provided for herein, there shall be no third party beneficiaries hereof.

     SECTION 8.14.  GOVERNING LAW; ASSIGNMENT.  This Agreement shall be
     ------------   -------------------------
governed by the laws (other than the conflict of laws rule) of the State of Texas, except to the extent that applicable federal and other state laws and regulations must govern aspects of the Merger procedures and shareholder rights related thereto. This Agreement may not be assigned by any of the parties hereto.

     SECTION 8.15.  EMPLOYMENT AGREEMENT.  Effective on the Closing Date,
     ------------   --------------------
Jefferson and C. Glynn Lowe shall enter into an employment agreement in substantially the form of Exhibit 8.15 attached hereto.

     SECTION 8.16.  TIME.  Time is of the essence in connection with this
     ------------   ----
Agreement.

     SECTION 8.17.  STATUS OF EMPLOYEE BENEFIT PLANS.  Nothing in this Agreement
     ------------   --------------------------------
shall be construed to be an amendment to the ESOP, the Sulphur Springs Loan & Building Association 401(k) Plan & Trust, or any other "employee benefit plan," as defined in Section 3(3) of ERISA, maintained by L & B or any of its subsidiaries (as used in this Section 8.17, a "benefit plan"), nor shall this Agreement or any provision hereof be considered or construed to be the establishment of any benefit plan or create any rights under ERISA in favor of any person. In the event of any conflict between any provision of this Agreement and any benefit plan maintained by L & B or any of its subsidiaries, the terms of such benefit plan shall prevail.



                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

   IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                           L & B FINANCIAL, INC.


                           By: /s/ C. Glynn Lowe
                              --------------------------------------------------
                               C. Glynn Lowe, President and Chief Executive
                                Officer


                           JEFFERSON SAVINGS BANCORP, INC.



                           By: /s/ David V. McCay
                              --------------------------------------------------
                               David V. McCay, Chairman of the Board and
                                President


                           JEFFERSON SAVINGS ACQUISITIONCO, INC.



                           By: /s/ David V. McCay
                              --------------------------------------------------
                               David V. McCay, President

                                                              EXHIBIT 1.09(a)(x)
                                                              ------------------


                         L & B'S LEGAL OPINION MATTERS


   The due incorporation, valid existence and good standing of L & B under the laws of the State of Texas, its power and authority to own and operate its properties and to carry on its business as now conducted, and its power and authority to enter into the Agreement, to merge with AcquisitionCo in accordance with the terms of the Agreement and to consummate the transactions contemplated by the Agreement.

   1. The due incorporation or organization, valid existence and good standing of each of the subsidiaries of L & B listed in Section 2.03 of the Disclosure Schedule, their power and authority to own and operate their properties, the possession of all licenses, permits and authorizations necessary to carry on their respective businesses as now conducted.

   2. With respect to L & B, (i) the number of authorized, issued and outstanding shares of capital stock of L & B on the Closing Date, (ii) the nonexistence of any violation of the preemptive or subscription rights of any person, (iii) the number of outstanding Stock Options, warrants, or other rights to acquire, or securities convertible into, any equity security of L & B, (iv) the nonexistence of any obligation, contingent or otherwise, to reacquire any shares of capital stock of L & B, and (v) the nonexistence of any outstanding stock appreciation, phantom stock or similar rights to receive shares of capital stock or benefits derived from the value of underlying shares, except as disclosed in the Agreement.

   3. With respect to L & B's subsidiaries, (i) the number of authorized, issued and outstanding shares of capital stock on the Closing Date and the ownership of all issued shares by L & B, (ii) the nonexistence of any violation of the preemptive or subscription rights of any person, (iii) the nonexistence of any outstanding options, warrants, or other rights to acquire, or securities convertible into, any equity securities of such subsidiary, (iv) the nonexistence of any obligation, contingent or otherwise, to reacquire any shares of capital stock of such subsidiary, and (v) the nonexistence of any outstanding stock appreciation, phantom stock or similar rights to receive shares of capital stock or benefits derived from the value of underlying shares.

   4. The due and proper performance of all corporate acts and other proceedings necessary or required to be taken by L & B to authorize the execution, delivery and performance of the Agreement, the due execution and delivery of the Agreement by L & B, and the Agreement as a valid and binding obligation of L & B, enforceable against L & B in accordance with its terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion).

   5. The execution of the Agreement by L & B, and the consummation of the Merger and the other transactions contemplated therein, do not violate or cause a default under L & B's articles of incorporation or bylaws, or any statute, regulation or rule or any judgment, order or decree against or any material agreement known to counsel binding upon L & B or its subsidiaries.

   6. Except for the regulatory approvals and registrations to be obtained or accomplished by Jefferson, the receipt of all required consents, approvals (including the requisite approval of the shareholders of L & B), orders or authorizations of, or registrations, declarations or filings with or notices to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other person or group of persons or entity required to be obtained or made by L & B or its subsidiaries in connection with the respective execution and delivery of the Agreement or the consummation of the transactions contemplated therein.

   8. If requested by Jefferson pursuant to Section 4.11 of the Agreement, the due and proper performance of all corporate acts and other proceedings necessary or required to be taken by the Savings Bank to authorize the execution, delivery and performance of the Agreement to Merge with First Federal Savings Bank of North Texas, and the Agreement to Merge as a valid and binding obligation of the Savings Bank, enforceable against the Savings Bank in accordance with its terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion).

   9. The nonexistence, to the knowledge of counsel, of any material actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting L & B or its subsidiaries which, if adversely determined, would have a material adverse effect upon their respective properties or assets or the transactions contemplated by the Agreement.

                                                  EXHIBIT 1.09(b)(vi)
                                                  -------------------


                       JEFFERSON'S LEGAL OPINION MATTERS


   The due incorporation, valid existence and good standing of Jefferson and AcquisitionCo under the laws of the State of Delaware and the State of Missouri, respectively, and their respective power and authority to enter into the Agreement and to consummate the transactions contemplated thereby.

   1. The due and proper performance of all corporate acts and other proceedings required to be taken by each of Jefferson and AcquisitionCo to authorize the execution, delivery and performance of the Agreement, the due execution and delivery of the Agreement by Jefferson and AcquisitionCo, and the Agreement as a valid and binding obligation of Jefferson and AcquisitionCo, enforceable against each of Jefferson and AcquisitionCo in accordance with its terms (subject to the provisions of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion).

   2. The due authorization and, when issued to the shareholders of L & B in accordance with the terms of the Agreement, the valid issuance of the shares of Jefferson Common to be issued pursuant to the Merger, such shares being fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

   3. The execution and delivery of the Agreement by Jefferson and AcquisitionCo and the consummation of the transactions contemplated therein, as neither conflicting with, in breach of or in default under, resulting in the acceleration of, creating in any party the right to accelerate, terminate, modify or cancel, or violate, any provision of Jefferson's and AcquisitionCo's certificate or articles of incorporation or bylaws, or any statute, regulation, rule, judgment, order or decree binding upon Jefferson and AcquisitionCo which would be materially adverse to the business of Jefferson and its subsidiaries taken as a whole.

   4. Except for regulatory approvals to be obtained by L & B or the Savings Bank, the receipt of all required consents, approvals, orders or authorizations of, or registrations, declarations or filings with or without notices to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other person or entity required to be obtained or made by or with respect to Jefferson or AcquisitionCo in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated by the Agreement.

                                                                    EXHIBIT 4.09
                                                                    ------------

                           ___________________, 1996


Jefferson Savings Bancorp, Inc.
14915 Manchester Road
Ballwin, Missouri  63011


   Re: Agreement and Plan of Merger, dated as of September 25, 1996 (the "Merger Agreement"), by and among L & B Financial, Inc. ("L & B"), Jefferson Savings Bancorp, Inc. ("Jefferson"), and Jefferson Savings Acquisition Co. ("AcquisitionCo")

Gentlemen:

   I have been advised that I may be deemed to be an affiliate of L & B, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Securities Act").

   Pursuant to the terms and conditions of the Merger Agreement, each share of common stock of L & B owned by me as of the effective time of the merger contemplated by the Merger Agreement (the "Merger") may be converted into the right to receive a combination of shares of common stock of Jefferson (the "Jefferson Shares") and cash. This letter is delivered to Jefferson pursuant to
Section 4.09 of the Merger Agreement.

   I represent and warrant to Jefferson and agree that:

         1. I shall not make any sale, transfer or other disposition of the Jefferson Shares I receive pursuant to the Merger in violation of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

         2. I understand that the issuance of the Jefferson Shares to me pursuant to the Merger will be registered with the Commission under the Securities Act. I also understand that because I may be deemed an "affiliate" of L & B and because any distributions by me of the Jefferson Shares will not be registered under the Securities Act, such Jefferson Shares must be held by me unless (i) the sale, transfer or other distribution has been registered under the Securities Act, (ii) the sale, transfer or other distribution of such Jefferson Shares is made in accordance with the provisions of Rule 145, or (iii) in the opinion of counsel acceptable to Jefferson some other exemption from registration under the Securities Act is available with respect to any such proposed distribution, sale, transfer or other disposition of such Jefferson Shares.


   A.  I understand and agree that:

Jefferson Savings Bancorp, Inc.
___________________, 1996
Page 2


         1. Stop transfer instructions will be issued with respect to the Jefferson Shares and there will be placed on the certificates representing such Jefferson Shares, or any certificate delivered in substitution therefor, a legend stating in substance:

         "The shares represented by this Certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applied. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement dated _________________, 1996, by the registered holder in favor of Jefferson Savings Bancorp, Inc., a copy of which agreement is on file at the principal offices of Jefferson Savings Bancorp, Inc."

         2. Unless the transfer by me of Jefferson Shares is a sale made in compliance with the provisions of Rule 145(d) or made pursuant to an effective registration statement under the Securities Act, Jefferson reserves the right to place the following legend on the Certificates issued to my transferee:

         "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applied. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless the shares have been registered under the Securities Act of 1933, as amended, or an exemption from registration is available."

   I understand and agree that the legends set forth in paragraphs 1 and 2 above shall be removed by delivery of substitute Certificates without any legend if I deliver to Jefferson a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance satisfactory to Jefferson, to the effect that no such legend is required for the purpose of the Securities Act.

   I have carefully read this letter and the Merger Agreement and understand the requirements of each and the limitations imposed upon the distribution, sale, transfer or other disposition of Jefferson Shares by me.

                                         Very truly yours,

                                                                    EXHIBIT 8.01
                                                                    ------------



                           CONFIDENTIALITY AGREEMENT

                                                                    EXHIBIT 8.15
                                                                    ------------



                   FORM OF C. GLYNN LOWE EMPLOYMENT AGREEMENT